PricewaterhouseCoopers LLP
Bank of America Corporate Center
100 N. Tryon Street
Suite 5400
Charlotte, NC 28202
Telephone  (704) 344-7500



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, Numbers 2-84117 (including 2-50058), 2-51735, 33-27120
(including 2-55941 and 2-69914), 33-56649 and 333-85375, of Nucor Corporation of our report dated February 9, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.






/s/  PricewaterhouseCoopers LLP

March 22, 2000